UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2005, Hersha Hospitality Limited Partnership (“Hersha”), the operating partnership subsidiary of Hersha Hospitality Trust, signed a definitive agreement to enter into a joint venture with Waterford Hospitality Group, LLC and Mystic Hotel Investors, LLC (“Waterford”). The joint venture will be established as Mystic Partners, LLC (“Mystic Partners”). Waterford will contribute to Mystic Partners a portfolio of its membership interests (the “Membership Interests”) in up to nine entities, each of which is either wholly-owned or majority-owned by Waterford (the “Owners”), which in turn own nine Marriott and Hilton-branded hotels with an aggregate of 1,707 rooms in Connecticut and Rhode Island with an aggregate value of approximately $250 million. Hersha will contribute to Mystic Partners approximately $52 million in cash (the “Cash Payment”) in exchange for a 66.7% preferred equity interest in the seven stabilized hotel properties in the portfolio and a 50% preferred equity interest in up to two newly-developed hotel properties in the portfolio. The material provisions of the Contribution Agreement related to this transaction and of certain material transaction agreements and operative agreements, in the forms attached thereto and hereto, and that are anticipated to be executed in connection with the closing of the transaction, are described below.

Membership Interests Contribution Agreement

Waterford will contribute the Membership Interests and Hersha will contribute the Cash Payment to Mystic Partners pursuant to a Membership Interests Contribution Agreement, dated June 15, 2005, by and among Waterford and Hersha (the “Contribution Agreement”). The Contribution Agreement, provides that, following a due diligence review period and at the time the parties make such contributions, Mystic Partners will issue membership interests to Hersha equivalent to a 66.7% interest in the stabilized properties and a 50% interest in the development properties and will issue membership interests to Waterford equivalent to a 33.3% interest in the stabilized properties and a 50% interest in the development properties. The stabilized properties include the Residence Inn by Marriott, located in Mystic, Connecticut; the Courtyard by Marriott, located in Warwick, Rhode Island; the Springhill Suites by Marriott, located in Waterford, Connecticut; the Mystic Marriott Hotel and Spa, located in Groton, Connecticut; the Residence Inn by Marriott, located in Southington, Connecticut; and the Residence Inn by Marriott, located in Danbury, Connecticut. The development properties include the Hartford Hilton, located in Hartford, Connecticut and the Hartford Marriott, located in Hartford, Connecticut.

The properties will each continue to be owned separately by the Owners. The Owners will be wholly-owned or majority-owned subsidiaries of Mystic Partners. Each Owner will lease its property to a lessee that will be a limited liability company owned directly or indirectly by a taxable REIT subsidiary of Hersha and by Waterford or its affiliate in the same proportion as the ownership of Mystic Partners.

Each Owner will enter into an Asset Management Agreement with an affiliate of Hersha (the “Asset Manager”) to provide asset management services for each property. The Asset Manager will receive a monthly fee of 1% of operating revenues of the stabilized properties and 0.25% of operating revenues of the development properties.

Within three days of the execution of the Agreement, Hersha will deposit $1 million and Waterford will deposit $250,000 in an escrow account. At the closing, the escrowed funds will be credited toward the respective parties’ contributions to Mystic Partners. In the event that the transaction does not close as a result of a breach by a party, the other party will be entitled to receive the breaching party’s deposit as a break up fee. In the event of a breach by Waterford that prevents a closing of the transaction, Hersha will be entitled to additional compensation of $250,000 from Waterford as liquidated damages, and in the event of a breach by Hersha that prevents a closing of the transaction, Waterford will be entitled to additional compensation of $1 million from Hersha as liquidated damages. If the transaction does not close but there has been no breach by either party, then the deposits will be returned to the respective parties.

Hersha and Waterford anticipate that seven of the properties will be refinanced in connection with the transaction, and that the existing financing for one of the remaining properties will be resized, for a total initial outstanding debt on the portfolio of approximately $160 million.

The closing of the transaction is subject to certain conditions to closing, including but not limited to:

•	the procurement of new franchise agreements (or satisfactory commitments) for each hotel;
•	completion of the contemplated debt financings for the respective properties; and
•	other customary conditions.

The closing on the contribution to Mystic Partners of the membership interests in the Owner of the Hartford Marriott may be deferred until such time as the conditions to closing applicable to all of the properties have been satisfied with respect to the Hartford Marriott and it is open for business, has received a certificate of occupancy and has closed on debt financing. In the event that the closing in respect of the Hartford Marriott has not occurred on or prior to November 1, 2005, then the Hartford Marriott will not be part of the transaction.

Transaction costs will be paid by Mystic Partners, and in the event that the transaction does not close, transaction costs will be allocated approximately 42.0% to Waterford and 58.0% to Hersha, other than the costs of the refinancings, which will be paid or reimbursed by Waterford.

Mystic Partners Joint Venture

Hersha and Waterford will form Mystic Partners as a Delaware limited liability company. Waterford will be the managing member of the company. Mystic Partner’s limited liability company agreement (the “JV LLC Agreement”) will provide that in exchange for the Membership Interests, Waterford will receive an amount equal to the Cash Payment and membership interests in Mystic Partners equivalent to 33.3% of the stabilized properties and a 50% interest in the development properties. In exchange for the Cash Payment, Hersha will receive membership interests in Mystic Partners equivalent to 66.7% of the stabilized properties and a 50% interest in the development properties. Any additional capital contributions to Mystic Partners shall be made 66.7% by Hersha and 33.3% by Waterford in respect of the stabilized properties and 50% by Hersha and 50% by Waterford in respect of the development properties.

Net cash flow from Mystic Partners will be distributed as follows:

•	First, to Hersha to provide an 8.5% annual non-compounded return on its unreturned capital contributions;
•	Second, to Waterford to provide an 8.5% annual non-compounded return on its unreturned capital contributions;
•	Third, to pay any incentive fee due to the property manager (see “Management Agreement”, below); and
•
Fourth, to Hersha, 56.7% with respect to net cash flow from stabilized properties and 35% with respect to net cash flow from development properties, and to Waterford, 43.3% with respect to net cash flow from stabilized properties and 65% with respect to net cash flow from development properties.

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Proceeds from any capital transactions shall be distributed first, to Hersha in return of its capital contributions in respect of the property generating the capital proceeds, second, to Waterford, in return of its capital contributions in respect of the property generating the capital proceeds, third, to Hersha to provide an 8.5% return on its capital contributions in respect of such property, fourth, to Waterford to provide an 8.5% return on its capital contributions in respect of such property, then to Hersha, 56.7% with respect to capital proceeds from stabilized properties and 35% with respect to capital proceeds from development properties, and to Waterford, 43.3% with respect to capital proceeds from stabilized properties and 65% with respect to capital proceeds from development properties.

The JV LLC Agreement will provide that if, after the formation of the joint venture, either member develops, purchases owns or manages a hotel property within a five-mile radius of any of the joint venture properties, it shall give the other member the right to participate in such property on terms similar to the structure of the joint venture. The JV LLC Agreement also provides that if one of the members receives or wishes to solicit offers for any of the properties owned by Mystic Partners to be sold to a third party, the other member shall have a right of first refusal to purchase the property.

Lessee Companies

As part of the transaction, a taxable REIT subsidiary of Hersha Hospitality Trust and Waterford will enter into a limited liability company agreement (“Leaseco LLC Agreement”) to form a leasing holding company (“Leaseco”) on terms and conditions similar to and in ownership proportions corresponding to those under the JV LLC Agreement. The Leaseco LLC Agreement will contemplate that Leaseco will establish subsidiary companies (“Lessees”) that will issue ownership interests to their members corresponding to the membership interests in the Owners. The respective Lessees will enter into leases, franchise agreements and the Management Agreements (discussed below) for each property.

Management Agreement

The transaction contemplates that each property will be managed by Waterford Hospitality Group, LLC, an affiliate of Waterford. Under a Management Agreement to be entered into between the property manager and each lessee, the property manager will receive a base fee of 3% or 4% of gross revenues of the property, depending on the property, and an incentive fee of 10% of net operating income less debt service and less an amount equal to a 12% annual return on equity to each of Hersha and Waterford.

The preceding summaries of the Contribution Agreement, JV LLC Agreement, Leaseco LLC Agreement, Management Agreement and Asset Management Agreement are qualified in their entirety by reference to the terms of the actual documents. Copies of the Contribution Agreement, the form of JV LLC Agreement, the form of Leaseco LLC Agreement, the form of Management Agreement and the form of Asset Management Agreement are attached hereto as Exhibits 10.1 through 10.5, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

To the extent required by this item, historical financial statements relating to the joint venture will be filed in an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)	Pro Forma Financial Information

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To the extent required by this item, pro forma financial information relating to the joint venture will be filed in an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(c)	Exhibits.

10.1	Membership Interests Contribution Agreement, dated June 15, 2005, by and among Waterford Hospitality Group, LLC, Mystic Hotel Investors, LLC and Hersha Hospitality Group Limited Partnership

10.2	Form of Limited Liability Company Agreement of Mystic Partners, LLC

10.3	Form of Management Agreement between Lessee and Waterford Hotel Group, Inc.

10.4	Form of Limited Liability Company Agreement of Leaseco, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: June 20, 2005	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

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